Exhibit 99.1

    PERMA-FIX SCHEDULES RELEASE OF THIRD QUARTER RESULTS AND CONFERENCE CALL

ATLANTA, Oct. 18 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI; BSE: PESI) (Germany: PES.BE) today announced that it will release third quarter earnings the morning of Tuesday, November 1, 2005. In conjunction with the Company's third quarter earnings release, there will be a conference call held at 11:00 a.m. EST on Tuesday, November 1. The call is available on the Company's web site at http://www.perma-fix.com or by calling 1-888-703-3967 for U.S. Callers or 1-706-634-4978 for international callers. The conference call will be led by Dr. Louis F. Centofanti, Chairman and CEO, and Richard T. Kelecy, Vice President and CFO, of Perma-Fix Environmental Services, Inc.

    What: Perma-Fix Environmental Third Quarter 2005 Operating Results Conference Call

    When:    Tuesday, November 1, 2005, at 11:00 a.m. EST

    Where:   http://www.perma-fix.com or 888-703-3967 or 706-634-4978
             (Callers should dial in approximately 10 minutes before the call begins.)

The conference call replay will be available one hour following the call, through midnight November 8, 2005, and can be accessed by calling: (800) 633-8284 (U.S. callers) or (402) 977-9140 (International callers) and enter Reservation ID 21265799.

Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Nuclear Segment provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including the Departments of Energy and Defense and nuclear utilities. The Industrial Segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The company operates 11 major waste treatment facilities across the country.

    Please visit us on the World Wide Web at http://www.perma-fix.com .

    Contacts:

    Dr. Louis F. Centofanti, Chairman and CEO
    Perma-Fix Environmental Services
    404-847-9990

    Valerie Kimball or J. Todd Atenhan
    EPOCH Financial Group, Inc.
    vkimball@epochfinancial.com
    888-917-5109

    Herbert Strauss, European investor relations herbert@eu-ir.com
    +43-316-296-316

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             10/18/2005
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO, Perma-Fix Environmental Services, +1-404-847-9990; or Valerie Kimball, vkimball@epochfinancial.com, or J. Todd Atenhan, both of EPOCH Financial Group, Inc., +1-888-917-5109; or Herbert Strauss, European investor relations, +011-43-316-296-316, or herbert@eu-ir.com/
    /Web site:  http://www.perma-fix.com /
    (PESI)